Exhibit 1

                      HORIZON ENERGY DEVELOPMENT, INC.
                                BALANCE SHEET
                                 (Unaudited)


                                                   At March 31, 2000

ASSETS
Current Assets:
   Cash                                               $ 20,067,923
   Accounts Receivable - Net                             9,044,622
   Unbilled Utility Revenue                              1,997,725
   Materials & Supplies                                  3,283,028
   Prepaid Expenses                                         63,070
                                                    ---------------
Total Current Assets                                    34,456,368
                                                    ---------------

Property, Plant & Equipment                            259,700,569
   Less:  Reserve for DDA                               75,254,244
                                                    ---------------
                                                       184,446,325
                                                    ---------------

Other Assets                                            14,022,764
                                                    ---------------

Total Assets                                         $ 232,925,457
                                                    ===============


LIABILITIES AND STOCKHOLDERS EQUITY
Capital Stock $1 Par:
   Shares Authorized, Issued and Outstanding: 4,750        $ 4,750
Paid-in Capital                                         38,245,591
Retained Earnings                                         (383,283)
Cumulative Translation Adjustment                      (21,035,515)
                                                    ---------------
Total Stockholders Equity                               16,831,543
                                                    ---------------

Long-Term Debt, Net of Current Portion                  35,801,660
Long-Term Debt - Intercompany                           90,000,000
                                                    ---------------
Total Long-Term Debt                                   125,801,660
                                                    ---------------

Minority Interest in Foreign Subsidiaries               26,106,220
                                                    ---------------

Current and Accrued Liabilities:
   Curent Portion of Long-Term Debt                      9,106,372
   Notes Payable - Intercompany                         29,600,000
   Notes Payable to Banks                                   28,829
   Accounts Payable                                      9,666,809
   Accounts Payable - Intercompany                       3,194,139
   Federal Income Taxes Payable                         (1,222,425)
   Other Accrued Liabilities                             6,055,951
                                                    ---------------
Total Current and Accrued Liabilities                   56,429,675
                                                    ---------------

Deferred Credits:
  Accumulated Deferred Income Taxes                      7,294,479
  Other Deferred Credits                                   461,880
                                                    ---------------
Total Deferred Credits                                   7,756,359
                                                    ---------------

Total Liabilities and Stockholders Equity            $ 232,925,457
                                                    ===============